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                                 EX-23.4
               Consent of Capital Resources Group, Inc.


                   [Capital Resources Group, Inc. letterhead]


                                          September 13, 1996


Board of Directors
Fairfield Savings Bank, F.S.B.
1190 RFD
Long Grove, Illinois  60047-7304

Dear Board Members:

     We hereby consent to the use of our firm's name, Capital Resources Group, Inc. ("CRG") in the Application for Approval of Conversion filed by Fairfield Savings Bank, F.S.B. for permission to convert to a capital stock savings bank and references to the Conversion Valuation Appraisal Report ("Report") and the valuation of Fairfield Savings Bank, F.S.B. provided by CRG. We also consent to the use of our firm's name and references to our Report in the Form S-1 Registration Statement filed by Big Foot Financial Corp.

                                             Very truly yours,


                                             /s/ Michael B. Seiler
                                             Michael B. Seiler
                                             Senior Vice President